Exhibit 3

                                        Adopted:    January 15, 1976
                                         As Amended: February 23, 1976
                                                     April 13, 1976
                                                     April 12, 1977
                                                     July 12, 1979
                                                     July 14, 1987
                                                     April 12, 1988
                                                     April 16, 1991
                                                     July 18, 1995
                                                     April 16, 1997


                                 BYLAWS

                                   OF

                         TAMPA ELECTRIC COMPANY

                                ARTICLE I            April 16, 1991

                        Name and Principal Office

   The name of the Company is Tampa Electric Company, and its principal office is in Tampa, Florida.

                               ARTICLE II
                              Shareholders

   SECTION 2.1. Shareholders' Meetings. All meetings of the shareholders shall be held at the principal office of the Company in Tampa, Florida, except in cases in which the notice thereof designates some other place which may be either within or without the State of Florida.

   S E CTION 2.2. Annual Meetings. The annual meeting of the shareholders of the Company shall be held on the second Tuesday in April in each year if not a legal holiday, and if a legal holiday, then on the next succeeding Tuesday not a legal holiday at such time as shall be stated in the notice thereof for the purpose of electing Directors and for the transaction of such other business as may come before the meeting. In the event that such annual meeting should for any reason not be held on the date herein provided therefor, a special meeting in lieu of such annual meeting may be held in place thereof, and any busi-ness transacted or elections held at such meeting shall be as valid as if transacted or held at the annual meeting. Such special meeting shall be called in the same manner as provided in Section 2.3 for special meetings of the shareholders.

   SECTION 2.3. Special Meetings. Special meetings of the shareholders of the Company shall be held whenever called by the Chief Executive Officer, the President, any Vice President, the Board of Directors, or the holder or holders of not less than one-tenth of the capital stock




                                                               Exhibit 3

issued and outstanding and entitled to vote thereat, or at the request of such holder or holders by the Secretary or an Assistant Secretary.

   SECTION 2.4. Notice of Meeting. Written notice of each meeting of shareholders stating the date, time and place of the meeting and in the case of a special meeting, the purpose or purposes for which the meeting is called shall be delivered not less than ten (10) nor more than sixty
(60) days before the date of the meeting either personally or by first class mail by or at the direction of the President, the Secretary or the officer or other persons calling the meeting to each shareholder of record entitled to vote at such meeting; and the person giving such notice shall make affidavit in relation thereto.

                                                     April 16, 1991

   SECTION 2.5. Waivers of Notice. Whenever any notice is required to be given to any shareholder of the Company under the provisions of these Bylaws, the Certificate of Reincorporation or the Florida Business Corporation Act, as the same may be from time to time in effect, a waiver thereof in writing signed by the person or persons entitled to such notice either before, at or after the meeting shall be deemed equivalent to the giving of such notice.

   A shareholder's attendance at a meeting: (a) waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; or (b) waives objection to the consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

   SECTION 2.6. Quorum. Except as otherwise provided in the Certificate of Reincorporation at any meeting of the shareholders, a majority of the outstanding shares of the stock of the Company issued and outstanding and entitled to vote represented by shareholders of record in person or by proxy shall constitute a quorum for the transaction of business at any meeting of the shareholders, but in no event shall a quorum consist of less than one-third of the shares entitled to vote at the meeting. Except as otherwise provided by law or in the Certificate of Reincorporation when a quorum is present at any meeting, a majority of the stock represented thereat shall decide any question properly brought before such meeting.

                                                     April 16, 1991

   SECTION 2.7. Voting and Proxies. Each share of stock entitled to voting privileges shall entitle the holder of record thereof to one vote upon each proposal presented at any meeting of the shareholders except as otherwise provided in the Certificate of Reincorporation. Shareholders of record entitled to vote may vote at any meeting either in person or by attorney-in-fact or by written proxy signed by the shareholder or his duly authorized attorney-in-fact, which proxy shall be filed with the Secretary of the meeting before being voted.



                                                               Exhibit 3

   SECTION 2.8. Fixing Record Date or Closing Transfer Books. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty (60) days and for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. In lieu of fixing a record date, the Board of Directors may provide that the stock transfer books shall be closed for a stated period not to exceed sixty (60) days and for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken.

   If no record date is so fixed and the stock transfer books are not so closed by the Board of Directors, the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or entitled to receive payment of a dividend, or for any other purpose shall be the day on which the notice of such meeting is mailed or on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be. A determination in accordance with this Section 2.8 of shareholders entitled to vote at any meeting of shareholders shall apply to any adjournment thereof unless the Board of Directors fixes a new record date for the adjourned meeting.

   SECTION 2.9. Rights of Preferred Shareholders. The provisions of these Bylaws shall at all times be subject to such voting and other rights of the holders of the Preferred Stock of the Company as may be provided by the Certificate of Reincorporation and the laws of Florida.

                               ARTICLE III
                           Board of Directors

   SECTION 3.1. General Powers. All business of the Company shall be managed by its Board of Directors who shall have full control of the affairs of the Company and may exercise all its powers except as otherwise provided by law and in the Certificate of Reincorporation. The Board of Directors shall have the authority to fix the compensation of the Directors unless otherwise provided in the Certificate of Reincorporation.

                                                     February 23, 1976
                                                     April 13, 1976

   SECTION 3.2. Number, Qualifications and Tenure. The number of Directors of the Company, which number shall be not less than three nor more than fifteen, shall be fixed from time to time by resolution of the Board of Directors. The Directors of the Company shall be chosen at the



                                                               Exhibit 3

annual meeting of the shareholders (or at any meeting held in place thereof as hereinbefore provided). Each Director shall serve until the next succeeding annual meeting of shareholders and until his successor shall have been duly elected and qualified or until his earlier resignation, removal from office or death. All Directors shall be of full age. Directors need not be shareholders of the Company nor residents of the State of Florida.

   SECTION 3.3. Chairman. The Board of Directors in its discretion may elect a Chairman of the Board of Directors who when present shall preside at all meetings of the Board and who shall have such other powers as may at any time be prescribed by these Bylaws and by the Board of Directors.

                                                     July 18, 1995

   SECTION 3.4. Meetings. Regular meetings of the Board of Directors shall be held in such places and at such times either within or without the State of Florida as the Board may by vote from time to time determine; and if so determined, no notice thereof need be given. Special meetings of the Board of Directors may be held at any time or place either within or without the State of Florida whenever called by the Chief Executive Officer, the President, a Vice President or two or more Directors. Notice of a special meeting stating the date, time and place of the meeting shall be given by the Secretary or an Assistant Secretary or officer calling the meeting to each Director either by mail not less than 48 hours before the time of the meeting or by telephone or facsimile or other form of electronic communication on 24 hours' notice or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances. Notwithstanding the foregoing, special meetings may be held without notice to any Director provided such Director is present at such meeting (except when such Director states, at the beginning of the meeting or promptly upon arrival at the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened) or waives notice thereof in writing either before or after the meeting.

   SECTION 3.5. Quorum. A majority of the Board of Directors shall constitute a quorum for the transaction of business, but a lesser number may fill vacancies on the Board of Directors as provided in Section 3.6 of these Bylaws; and a majority of Directors present though less than a quorum may adjourn any meeting of the Board of Directors from time to time to another time and place; and the meeting may be held as adjourned without further notice. Except as otherwise provided by the Certificate of Reincorporation (in particular Article NINTH (5) thereof), when a quorum is present at any meeting, a majority of the members in attendance thereat may decide any question brought before such meeting.

   SECTION 3.6. Vacancies. Except as otherwise provided by the Certificate of Reincorporation (in particular Article THIRD (3), Paragraph 3.05 thereof), if the office of any Director becomes vacant by reason of death, resignation, removal, disqualification, increase in the number of Directors or otherwise, a majority of the remaining Directors,



                                                               Exhibit 3

although  less  than  a  quorum, may elect a successor or successors who
shall   hold  office  until  the  next  election  of  Directors  by  the shareholders.

   SECTION 3.7. Executive and Other Committees. The Board of Directors may by resolution adopted by a majority of the full Board of Directors designate from their number an Executive Committee and one or more other committees, each of which to the extent provided by such resolution or these Bylaws and permitted by the laws of Florida shall have and may exercise the powers of the Board of Directors when the Board is not in session in the management of the business of the Company. All such committees shall report to the Board at or prior to each meeting of the Board all action taken by said committees since the preceding meeting of the Board. Each such committee may make rules for the holding and conduct of its meetings and the keeping of the records thereof.

   The Board of Directors may by resolution adopted by a majority of the full Board of Directors designate one or more Directors as alternate members of any such committee who may act in the place and stead of any member absent or disqualified from voting at any meeting of such committee.

                                                     April 16, 1991

   SECTION 3.8. Consent in Lieu of Meeting. Any action of the Board of Directors or of any committee thereof which is required or permitted to be taken at a meeting may be taken without a meeting if written consent setting forth the action so to be taken is signed by all of the members of the Board or the committee, as the case may be.

                               ARTICLE IV
                                Officers
                                                     July 14, 1987
                                                     April 16, 1991
                                                     April 16, 1997

   SECTION 4.1. Election. (Appointment). The officers of the Company shall be a President, a Treasurer, a Secretary, such other officers as the Board of Directors may in its discretion elect or appoint including, but not limited to, a Chairman of the Board, Vice Presidents, and assistant officers, and such assistant officers as the President may in his discretion appoint. The officers elected or appointed by the Board of Directors shall be elected or appointed by the Board of Directors from time-to-time, and a regular meeting of the Board of Directors may be held without notice for this purpose immediately after the annual meeting of the shareholders and at the same place. Assistant officers may be appointed by the President from time-to-time. All officers shall hold office until their successors shall be elected or appointed and shall qualify or until their earlier resignation, removal from office or death. Any vacancy however occurring in the offices of President, Treasurer or Secretary shall be, and any vacancy however occurring in any other office may be, filled by the Board of Directors. Any vacancy




                                                               Exhibit 3

however occurring in the offices of assistant officers may also be filled by the President.

   The Board of Directors or the President may in their discretion from time-to-time also appoint divisional officers.


   SECTION  4.2.  Eligibility.  Officers of the Company may be, but need
not  be,  Directors  of  the  Company.   Any person may hold two or more
offices.

   SECTION 4.3. President and Vice Presidents. The President shall be the chief operating officer of the Company and subject to the direction of the Board of Directors shall supervise the administration of the business and affairs of the Company. The President shall have the power to sign certificates of stock, bonds, deeds and contracts for the Company and such other powers and duties as may at any time be prescribed by these Bylaws and by the Board of Directors.

   Except as expressly limited by vote of the Board of Directors, any Vice President shall perform the duties and have the powers of the President during the absence or disability of the President, shall have the power to sign certificates of stock, bonds, deeds and contracts of the Company, and shall perform such other duties and have such other powers as the Board of Directors shall from time to time designate.

   SECTION 4.4. Secretary. The Secretary of the Company shall be present at all meetings of the shareholders, the Board of Directors and the Executive Committee, respectively, shall keep an accurate record of the proceedings at such meetings in books provided for that purpose, which books shall be opened at all times during business hours for such inspection as is required by law, shall with the President or a Vice President sign certificates of stock, shall perform all the duties commonly incident to his office and shall perform such other duties and have such other powers as the Board of Directors shall from time to time designate. An Assistant Secretary or a Secretary pro tempore may perform any of the Secretary's duties.

   SECTION 4.5. Treasurer. The Treasurer shall have the care and custody of the funds of the Company and shall have and exercise under the supervision of the Board of Directors all the powers and duties commonly incident to his office and shall give bond in such sum and with such sureties as may be required by the Board of Directors. He shall have the custody of all the money, funds and valuable papers and documents of the Company except his own bond, if any, which shall be in the custody of the Chief Executive Officer. He shall deposit all the funds of the Company in such bank or banks, trust company or trust companies or with such firm or firms doing a banking business as the Directors shall designate. He may endorse for deposit or collection all notes, checks, drafts and other obligations payable to the Company or its order. He may issue notes and accept drafts on behalf of the
Company, and he shall keep accurate books of account of the Company's transactions which shall be the property of the Company and together



                                                               Exhibit 3

with all its property in his possession shall be subject at all times to the inspection and control of the Directors.

                                ARTICLE V            April 12, 1977
                             Indemnification         April 12, 1988
                                                     April 16, 1991
                                                     April 16, 1997

   Any person who is or was an officer, director or employee of the Company and who is or was a party to any threatened, pending or completed proceeding, by reason of the fact that he is or was a direc-tor, officer or employee of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enter-prise, shall be indemnified by the Company to the full extent permitted by law against all expenses and liabilities incurred in connection with such proceeding, including any appeal thereof. Such persons shall also be entitled to advancement of expenses incurred in defending a proceed-ing in advance of its final disposition to the full extent permitted by law, subject to the conditions imposed by law.

   Any indemnification or advance of expenses under this article shall be paid promptly, and in any event within 30 days, after the receipt by the Company of a written request therefor from the person to be indemni-fied, unless with respect to a claim for indemnification the person is not entitled to indemnification under this article. Unless otherwise provided by law, the burden of proving that the person is not entitled to indemnification shall be on the Company.

   The right of indemnification under this article shall be a contract right inuring to the benefit of the persons entitled to be indemnified hereunder and no amendment or repeal of this article shall adversely affect any right of such persons existing at the time of such amendment or repeal.

   The indemnification provided hereunder shall inure to the benefit of the heirs, executors and administrators of a person entitled to indemnification hereunder.

   As used in this article, the terms "Company", "other enterprises", "expenses", "liability", "proceeding", "agent" and "serving at the request of the Company" shall have the meanings ascribed to them in
Section 607.0850 of the Florida Business Corporation Act or any succes-sor statute.

   The right of indemnification under this article shall be in addition to and not exclusive of all other rights to which persons entitled to indemnification hereunder may be entitled. Nothing contained in this article shall affect any rights to indemnification to which persons entitled to indemnification hereunder may be entitled by contract or otherwise under law.

                               ARTICLE VI



                                                               Exhibit 3

                        Resignations and Removals

   SECTION 6.1. Resignations. Any Director, officer or agent of the Company may resign at any time by giving written notice to the Board of Directors or to the Chairman of the Board or to the President or to the Secretary of the Company, and any member of any committee may resign by giving written notice either as aforesaid or to the committee of which he is a member or the chairman thereof. Any such resignation shall take effect at the time specified therein or if the time be not specified, upon receipt thereof; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.


                                                     April 16, 1991

   SECTION 6.2. Removals. Except as otherwise provided by the Certificate of Reincorporation (in particular Article THIRD (3), Paragraph 3.06 thereof), the shareholders at any meeting called for the purpose by vote of a majority of the shares of capital stock issued and outstanding and entitled to vote at an election of Directors may, with or without cause, remove from office any Director. The Board of Directors by vote of not less than a majority of the entire Board may remove from office any officer, assistant officer, agent or member of any committee whether elected or appointed by it or the President at any time with or without cause, and any assistant officer appointed by the President may likewise be removed by the President. Any such removal from office shall not affect the contract rights, if any, of the person so removed.

                               ARTICLE VII
                   Capital Stock and Transfer of Stock

                                                     April 16, 1997

   SECTION 7.1. Stock Certificates. Every shareholder shall be entitled to have a certificate or certificates representing all shares of the capital stock of the Company to which such shareholder is entitled and, subject to applicable statutory requirements, in form prescribed by the Board of Directors, duly numbered and sealed with the corporate seal of the Company or bearing a facsimile thereof, engraved, lithographed or printed, and setting forth the number and kind of shares represented thereby. Such certificates shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary of the Company. If certificates of capital stock of the Company are manually signed on behalf of a Transfer Agent, the signatures of the officers of the Company may be facsimiles, engraved, lithographed or printed.

   If any officer who shall have signed or whose facsimile signature shall have been placed on a stock certificate shall have ceased to be such officer for any reason before such certificate shall have been issued, such certificate shall nevertheless be valid.



                                                               Exhibit 3

   SECTION 7.2. Transfer Agent and Registrar. The Board of Directors may appoint one or more Transfer Agents and/or Registrars for its stock of any class or classes and may require stock certificates to be countersigned and/or registered by one or more of such Transfer Agents and/or Registrars.

   SECTION 7.3. Transfer of Stock. No transfer of the capital stock of the Company shall be valid against the Company, its shareholders (other than the transferor) and its creditors for any purposes (except to render the transferee liable for debts of the Company to the extent provided by law) until the transfer of such stock shall have been registered upon the Company's stock transfer books.

   Shares of capital stock shall be transferable on the books of the Company by assignment in writing signed by the holder of record thereof, his attorney legally constituted or his legal representatives upon surrender of the certificate or certificates therefor and subject to any valid restriction on the transfer thereof pursuant to the Certificate of Reincorporation, these Bylaws or any agreement to which the Company is a party. Except as otherwise required by law, neither the Company nor any transfer or other agent of the Company shall be bound to take notice of or recognize any trust, express, implied or constructive, or any charge or equity affecting any of the shares of the capital stock, or to ascertain or inquire whether any sale or transfer of any such share by any holder of record thereof, his attorney legally constituted, or his legal representative, is authorized by such trust, charge or equity or to recognize any person as having any interest therein except the holder of record thereof at the time of any such determination.

   SECTION 7.4 Loss of Certificates. In case of the loss, mutilation or destruction of a certificate of stock, a duplicate certificate may be issued upon such terms as the Board of Directors shall prescribe.

                              ARTICLE VIII
                          Bonds and Debentures

   Every bond or debenture issued by the Company shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or by the Secretary or an Assistant Secretary, and sealed with the seal of the Company. The seal may be facsimile, engraved or printed. Where such bond or debenture is authenticated with the manual signature of an authorized officer of the corporate or other trustee designated by the indenture of trust or other agreement under which said security is issued, the signature of any of the Company's officers named herein may be facsimile. In case any officer who signed or whose facsimile signature has been used on any such bond or debenture shall cease to be an officer of the Company for any reason before the same has been delivered by the Company, such bond or debenture may be issued and delivered as though the person who signed it or whose facsimile signature has been used thereon had not ceased to be such officer.






                                                              Exhibit 3

                               ARTICLE IX            July 12, 1979
                    Checks, Drafts and Certain Other
                  Obligations for the Payment of Money

   All notes and other evidences of indebtedness of the Company other than debentures or bonds shall be signed by such officers, agents or other persons as the Board of Directors shall by vote or resolution direct. All checks, drafts or other orders for the payment of money shall be signed by such officers, agents or other persons as the President or Treasurer may designate. The signature of any such officer, agent or other person so designated to sign checks, drafts or other orders for the payment of money may be facsimile if authorized by the President or the Treasurer.

                                ARTICLE X
                                  Seal

   The seal of the Company shall consist of a flat-faced circular die with the words and figures "Tampa Electric Company Incorporated 1899 Reincorporated 1949 Florida" cut or engraved thereon.

































